Exhibit 20.1

                        CIT Home Equity Loan Trust 2002-1
            Home Equity Loan Asset Backed Certificates, Series 2002-1
                          Master Servicer's Certificate

                                                            Due Period 4/30/2002
                                                    Determination Date 5/22/2002
                                                     Distribution Date 5/28/2002

I Available in Certificate Account

Principal collected on Mortgage Loans                              27,714,032.98
All Liquidation Proceeds with respect to Principal                          0.00
Recoveries on previously Liquidated Mortgages
 with respect to Principal                                                  0.00
Principal portion of Purchase Price on
 Repurchased Mortgage Loans                                                 0.00
Substitution Adjustment with respect to Principal                           0.00
                                                                   -------------

    Principal Distribution Amount                                  27,714,032.98

Interest collected on Mortgage Loans                                7,753,982.82
Interest portion of Purchase Price on
 Repurchased Mortgage Loans                                                 0.00
Recoveries on previously Liquidated Mortgages
 with respect to Interest                                                   0.00
Substitution Adjustment with respect to Interest                            0.00
Master Servicer Monthly Advances (net of
 Compensating Interest)                                             1,570,552.94
Reimbursement of previous months Servicer Advances                   -552,488.76
Compensating Interest                                                  23,032.37
Investment Earnings on Certificate Account                             61,841.64
                                                                   -------------

    Interest Remittance Amount                                      8,856,921.01

Amount not Required to be deposited                                         0.00

    Total available in the Certificate Account                     36,570,953.99

II Distributions                                     Per $ 1,000       Amount
                                                     -----------      --------
1. Aggregate Class AF -1A Distribution               85.10187322    9,303,336.78

2. Aggregate Class AF-1B Distribution                 86.07882942   8,462,409.72

3. Aggregate Class A-2 Distribution                   3.80833338      257,938.42

4. Aggregate Class A-3 Distribution                   4.32500000      296,651.75

5. Aggregate Class A-4 Distribution                   4.97500000      249,695.25

6. Aggregate Class A-5 Distribution                   5.59166677      174,515.92

7. Aggregate Class A-6 Distribution                   5.16666674      244,176.67

8. Aggregate Class A-7 Distribution                  41.13837027    9,256,133.31

9. Aggregate Class MF-1 Distribution                  5.47500000      195,293.25

10. Aggregate Class MF-2 Distribution                 5.88333333      198,209.50

11. Aggregate Class BF Distribution                   6.21666654      160,141.33

12. Aggregate Class AV Distribution                  39.87173528    6,859,134.62

13. Aggregate Class MV-1 Distribution                 2.33750037       31,486.13

14. Aggregate Class MV-2 Distribution                 2.84166636       30,917.33

15. Aggregate Class BV Distribution                   3.43750046       37,434.38

16. Aggregate Class X-IO Distribution                 0.00000000            0.00

17. Aggregate Class R Distribution                                          0.00

18. Aggregate Master Servicer Distribution                            813,479.63
                                                                    ------------

         Total Distributions =                                     36,570,953.99

III Certificate Class Balances                   Factor %            Amount
                                              -------------    --------------

Opening Senior Class A Certificate Balances as reported in prior Monthly Master Servicer Report for Group I Certificates:
  (a)  Class AF-1A                             90.59873076%     99,042,532.47
  (b)  Class AF-1B                             90.59873076%     89,067,612.21
  (c)  Class A-2                              100.00000000%     67,730,000.00
  (d)  Class A-3                              100.00000000%     68,590,000.00
  (e)  Class A-4                              100.00000000%     50,190,000.00
  (f)  Class A-5                              100.00000000%     31,210,000.00
  (g)  Class A-6                              100.00000000%     47,260,000.00
  (h)  Class A-7                               95.87033811%    215,708,260.75
                                                               --------------
                                                               668,798,405.43

Opening Subordinated Class MF & BF Certificate Balances as reported in prior Monthly Master Servicer Report for Group I Certificates:
  (a)  Class MF-1                             100.00000000%     35,670,000.00
  (b)  Class MF-2                             100.00000000%     33,690,000.00
  (c)  Class BF                               100.00000000%     25,760,000.00
                                                               --------------
                                                                95,120,000.00

Opening Senior Class AV Certificate Balances as reported in prior Monthly Master Servicer Report for Group II Certificates:
  (a)  Class AV                                94.43881917%    162,463,100.62

Opening Subordinated Class MV & BV Certificate Balances as reported in prior Monthly Master Servicer Report for Group II Certificates:
  (b)  Class MV-1                             100.00000000%     13,470,000.00
  (c)  Class MV-2                             100.00000000%     10,880,000.00
  (d)  Class BV                               100.00000000%     10,890,000.00
                                                               --------------
                                                               197,703,100.62

IV Principal Distribution Amount

1(a). Basic Principal Amount                              No.          Amount
                                                          ---      -------------
        (a)  Stated principal collected                             1,340,091.82
        (b)  Principal Prepayments                        292      26,373,941.16
        (c)  Liquidation Proceeds                                           0.00
        (d)  Repurchased Mortgage Loans                     0               0.00
        (e)  Substitution Adjustment related to
               Principal                                                    0.00
        (f)  Recoveries on previously Liquidated
               Mortgages with respect to Principal                          0.00
                                                                   -------------
        Total Principal Distribution                               27,714,032.98

1(b). Subordination Increase Amount                                 4,400,658.05

2(a). Class AF Principal Distribution Amount for
        Group I Certificates:

                                                           Per $ 1,000
                                                           -----------
        1. Class AF-1A                                     83.44920134           9,122,666.69
        2. Class AF-1B                                     83.44920130           8,203,890.98
        3. Class A-2                                        0.00000000                   0.00
        4. Class A-3                                        0.00000000                   0.00
        5. Class A-4                                        0.00000000                   0.00
        6. Class A-5                                        0.00000000                   0.00
        7. Class A-6
           (a) Class A-6 Lockout Percentage                              0.00%
           (b) Class A-6 Lockout Distribution Amount        0.00000000                   0.00
        8. Class A-7                                       36.65643196           8,247,697.19

2(b). Class MF & BF Principal Distribution Amount
        Group I Certificates:
        1. Class MF-1                                       0.00000000                   0.00
        2. Class MF-2                                       0.00000000                   0.00
        3. Class BF                                         0.00000000                   0.00

2(c). Class AV Principal Distribution Amount
        Group II Certificates:
        1. Class AV                                        38.01916044           6,540,436.17

2(d). Class AV Principal Distribution Amount
        Group II Certificates:
        1. Class MV-1                                       0.00000000                   0.00
        2. Class MV-2                                       0.00000000                   0.00
        3. Class BV                                         0.00000000                   0.00

2(e). Class M Applied Realized Loss for Group I
        Certificates:
        1. Class MF-1                                       0.00000000                   0.00
        2. Class MF-2                                       0.00000000                   0.00
        3. Class BF                                         0.00000000                   0.00

2(f). Class B Applied Realized Loss for Group II
        Certificates:
        1. Class MV-1                                       0.00000000                   0.00
        2. Class MV-2                                       0.00000000                   0.00
        3. Class BV                                         0.00000000                   0.00

                                                Factor %              Amount
                                               ----------            --------

Ending Senior Class A Certificate  Balances
  after  distributions of principal in
  this Monthly Master Servicer Report for
  Group I Certificates:
        (a)  Class AF-1A                       82.25381063%        89,919,865.78
        (b)  Class AF-1B                       82.25381063%        80,863,721.23
        (c)  Class A-2                        100.00000000%        67,730,000.00
        (d)  Class A-3                        100.00000000%        68,590,000.00
        (e)  Class A-4                        100.00000000%        50,190,000.00
        (f)  Class A-5                        100.00000000%        31,210,000.00
        (g)  Class A-6                        100.00000000%        47,260,000.00
        (h)  Class A-7                         92.20469492%       207,460,563.56
                                                                  --------------
                                                                  643,224,150.57

Ending  Subordinated Class MF & BF Certificate
  Balances after  distributions of principal
  in this Monthly Master Servicer Report
  Group I Certificates:
        (a)  Class MF-1                       100.00000000%        35,670,000.00
        (b)  Class MF-2                       100.00000000%        33,690,000.00
        (c)  Class BF                         100.00000000%        25,760,000.00
                                                                  --------------
                                                                   95,120,000.00

Ending Senior Class AV Certificate  Balances
  after distributions of principal in this
  Monthly Master Servicer Report for Group
  II Certificates:
        (a)  Class AV                          90.63690313%       155,922,664.45

Ending  Subordinated Class MV & BV Certificate
  Balances after  distributions of principal
  in this Monthly Master Servicer Report for
  Group II Certificates:
        (b)  Class MV-1                       100.00000000%        13,470,000.00
        (c)  Class MV-2                       100.00000000%        10,880,000.00
        (d)  Class BV                         100.00000000%        10,890,000.00
                                                                  --------------
                                                                  191,162,664.45

V Interest Distribution Amount

  Fixed Rate Certificates

    (b) Fixed Rate Certificates applicable Pass-Through Rate
          1.  Class AF-1A                     1.99000%
          2.  Class AF-1B                     3.48300%
          3.  Class A-2                       4.57000%
          4.  Class A-3                       5.19000%
          5.  Class A-4                       5.97000%
          6.  Class A-5                       6.71000%
          7.  Class A-6                       6.20000%
          8.  Class A-7                       5.61000%
          9.  Class MF-1                      6.57000%
          10. Class MF-2                      7.06000%
          11. Class BF                        7.46000%

  Variable Rate Certificates

    (b) LIBOR Rate                            1.85000%
          1. Class AV                         2.14000%
          2. Class MV-1                       2.55000%
          3. Class MV-2                       3.10000%
          4. Class BV                         3.75000%

  INTEREST REMITTANCE AMOUNT

    1. Interest collected on Mortgage Loans         7,753,982.82
    2. Interest advanced on Mortgage Loans          1,018,064.18
    3. Compensating Interest on Mortgage Loans         23,032.37
    4. Substitution Adjustment interest                     0.00
    5. Purchase Price interest on repurchased
         accounts                                           0.00
    6. Liquidation Proceeds interest portion                0.00
    7. Recoveries on previously Liquidated
         Mortgages with respect to Interest                 0.00
             TOTAL INTEREST REMITTANCE AMOUNT                       8,795,079.37

  Current Interest Requirement

          1.  Class AF-1A @ applicable Pass-Through Rate              180,670.09
          2.  Class AF-1B @ applicable Pass-Through Rate              258,518.74
          3.  Class A-2 @ applicable Pass-Through Rate                257,938.42
          4.  Class A-3 @ applicable Pass-Through Rate                296,651.75
          5.  Class A-4 @ applicable Pass-Through Rate                249,695.25
          6.  Class A-5 @ applicable Pass-Through Rate                174,515.92
          7.  Class A-6 @ applicable Pass-Through Rate                244,176.67
          8.  Class A-7 @ applicable Pass-Through Rate              1,008,436.12
          9.  Class MF-1 @ applicable Pass-Through Rate               195,293.25
          10. Class MF-2 @ applicable Pass-Through Rate               198,209.50
          11. Class BF @ applicable Pass-Through Rate                 160,141.33
          12. Class AV @ applicable Pass-Through Rate                 318,698.45
          13. Class MV-1 @ applicable Pass-Through Rate                31,486.13
          14. Class MV-2 @ applicable Pass-Through Rate                30,917.33
          15. Class BV @ applicable Pass-Through Rate                  37,434.38

  Interest Carry Forward Amount

          1.  Class AF-1A                                   0.00
          2.  Class AF-1B                                   0.00
          3.  Class A-2                                     0.00
          4.  Class A-3                                     0.00
          5.  Class A-4                                     0.00
          6.  Class A-5                                     0.00
          7.  Class A-6                                     0.00
          8.  Class A-7                                     0.00
          9.  Class MF-1                                    0.00
          10. Class MF-2                                    0.00
          11. Class BF                                      0.00
          12. Class AV                                      0.00
          13. Class MV-1                                    0.00
          14. Class MV-2                                    0.00
          15. Class BV                                      0.00
          16. Class X-IO                                    0.00

  Certificates Interest Distribution Amount

                                                   Per $ 1,000
                                                   -----------
          1.  Class AF-1A                           1.65267188       180,670.09
          2.  Class AF-1B                           2.62962812       258,518.74
          3.  Class A-2                             3.80833338       257,938.42
          4.  Class A-3                             4.32500000       296,651.75
          5.  Class A-4                             4.97500000       249,695.25
          6.  Class A-5                             5.59166677       174,515.92
          7.  Class A-6                             5.16666674       244,176.67
          8.  Class A-7                             4.48193831     1,008,436.12
          9.  Class MF-1                            5.47500000       195,293.25
          10. Class MF-2                            5.88333333       198,209.50
          11. Class BF                              6.21666654       160,141.33
          12. Class AV                              1.85257484       318,698.45
          13. Class MV-1                            2.33750037        31,486.13
          14. Class MV-2                            2.84166636        30,917.33
          15. Class BV                              3.43750046        37,434.38
                                                                   ------------
                                                                   3,642,783.33

VI Credit Enhancement Information

                                                              Group I        Group II            Total
    (a) Senior Enhancement Percentage                          13.38%          19.12%           32.50%

    (b) Overcollateralization Amount:

          1. Opening Overcollateralization Amount        4,756,696.59    1,912,995.03     6,669,691.62
          2. Ending Overcollateralization Amount         7,888,993.59    3,181,356.08    11,070,349.67
          3. Targeted Overcollateralization Amount      12,683,784.02    7,461,499.72    20,145,283.74
          4. Subordination Deficiency                    4,794,790.43    4,280,143.64     9,074,934.07
          5. Overcollateralization Release Amount                0.00            0.00             0.00

VII Trigger Information

      1. (a) 60+ Delinquency  Percentage                       2.30%     3.68%
         (b) Delinquency Event in effect
               (Group I > 50% or Group II > 40%)?                 NO        NO

      2. (a) Cumulative Loss Percentage                        0.00%     0.00%
         (b) Applicable Loss Percentage for current
               Distribution                                    2.25%     3.25%
         (c) Cumulative Loss Trigger Event in effect              NO        NO

VIII Pool Information                                    No.          Amount
                                                        ----      --------------
       (a) Closing Mortgage Loan Principal Balance:
           1. Fixed Rate                                9,650     746,233,144.16
           2. Adjustable Rate                           1,941     194,344,020.53

                Total Closing Mortgage Loan
                  Principal Balance:                   11,591     940,577,164.69

       (b) Balloon Mortgage Loans
           1. Fixed Rate                                  588      43,095,812.05
           2. Adjustable Rate                               0               0.00

                Total Closing Mortgage Loan
                  Principal Balance:                      588      43,095,812.05

       (c) Weighted Average Mortgage Rate:
           1. Fixed Rate                                                  9.746%
           2. Adjustable Rate                                            10.104%

                Total Weighted Average
                  Mortgage Rate                                           9.820%

       (d) Weighted Average Net Mortgage Rate:
           1. Fixed Rate                                                  9.221%
           2. Adjustable Rate                                             9.633%

       (e) Weighted Average Remaining Maturity:
           1. Fixed Rate                                                  284.72
           2. Adjustable Rate                                             339.66

       (f) Weighted Average Original Maturity:
           1. Fixed Rate                                                  313.00
           2. Adjustable Rate                                             359.00

IX Delinquency Information                         No.      %          Amount
                                                  ------------------------------
   A. Fixed Rate Mortgage Loans:
        (a) Delinquent Contracts:
              1. 31 - 59 Day Accounts              507    4.25%    31,678,801.99
              2. 60 - 89 Day Accounts              151    1.38%    10,302,256.47
              3. 90+ Day Accounts                   94    0.92%     6,877,973.12

        (b) Mortgage Loans - In Foreclosure          0    0.00%             0.00
        (c) REO Property Accounts                    0    0.00%             0.00

   B. Adjustable Rate Mortgage Loans:
        (a) Delinquent Contracts:
              1. 31 - 59 Day Accounts              177    8.15%    15,836,395.43
              2. 60 - 89 Day Accounts               54    2.33%     4,519,386.69
              3. 90+ Day Accounts                   32    1.35%     2,624,605.76

        (b) Mortgage Loans - In Foreclosure          0    0.00%             0.00
        (c) REO Property Accounts                    0    0.00%             0.00

   C. Total For All Mortgage Loans
        (a) Delinquent Contracts:
              1. 31 - 59 Day Accounts              684    5.05%    47,515,197.42
              2. 60 - 89 Day Accounts              205    1.58%    14,821,643.16
              3. 90+ Day Accounts                  126    1.01%     9,502,578.88

        (b) Mortgage Loans - In Foreclosure          0    0.00%             0.00
        (c) REO Property Accounts                    0    0.00%             0.00

X  Realized Losses                                          No.          Amount
                                                           ----          ------

     1. (a) Gross Realized Losses during the period          0            0.00

        (b) Realized Losses during the period
              1. Group I                                                  0.00
              2. Group II                                                 0.00
                                                                          ----
                   Total                                                  0.00

        (c) Cumulative Gross Realized Losses                 0            0.00

        (d) Cumulative Realized Losses
              1. Group I                                                  0.00
              2. Group II                                                 0.00

                   Total                                                  0.00

        (e) Cumulative Applied Realized Losses

                i. Class B-4                                              0.00
               ii. Class B-3                                              0.00
              iii. Class B-2                                              0.00
               iv. Class B-1                                              0.00
                v. Class M-2                                              0.00
               vi. Class M-1                                              0.00

XI Miscellaneous Information

     1. (a) Monthly Master Servicer Fee

               i. Monthly Servicing Fee                              403,454.67
              ii. Mortgage Fees                                      340,152.50
              ii. Mortgage Insurance Premium Reimbursement             8,030.82
              iv. Certificate Account Investment Earnings             61,841.64

        (b) Amount of prior unpaid Master Servicing Fees
              paid with this distribution                                  0.00

        (c) Total Master Servicing Fees paid with this
              distribution                                           813,479.63

        (d) Amount of unpaid Master Servicing Fees as
              of this distribution                                         0.00

     2. (a) Opening Master Servicer Advance Balance                2,998,339.60

        (b) Current Advance (exclusive of Compensating
              Interest)                                            1,570,552.94

        (c) Reimbursement of prior Master Servicer Advances         (552,488.76)
                                                                   ------------

        (d) Ending Master Servicer Advance Balance                 4,016,403.78

     3. Current period Compensating Interest                          23,032.37

     4. (a) Stepdown Date in effect?                         NO
                                                                   ------------